UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 28, 2011

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On June 28, 2011, Bank of America, N.A., as Collateral Agent (“Collateral Agent”) under certain Mortgages, Security Agreements, Assignments of Rents and Leases, Fixture Filings, Timber Filings and Financing Statements (“Mortgages”) executed and delivered by Potlatch Forest Holdings, Inc. and PFHI Idaho Investment LLC on December 8, 2008 pursuant to a Credit Agreement, dated December 8, 2008, by and among Potlatch Corporation (“Company”), Potlatch Forest Holdings, Inc., Potlatch Land & Lumber, LLC, certain wholly owned subsidiaries of the Company as Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the Lenders (as amended by the First Amendment dated November 19, 2009, and the Second Amendment dated February 4, 2011, the “Credit Agreement”), executed and delivered to Potlatch Forest Holdings, Inc. and PFHI Idaho Investment LLC partial and full satisfactions of mortgages (collectively, “Releases”) releasing approximately 289,000 acres of Idaho timberland owned by Potlatch Forest Holdings, Inc. and PFHI Idaho Investment LLC from the lien of the Mortgages.

The Mortgages remain in effect as to approximately 351,900 acres of Idaho timberland owned by the Company and its wholly-owned subsidiaries and after giving effect to the Releases, the Collateral Coverage Ratio under the Credit Agreement is equal to or greater than 3.00 to 1.00. No early termination penalty was paid by the Company in connection with the Releases.

Capitalized terms used but not otherwise defined in this Current Report on Form 8-K shall have the meanings set forth in the Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2011	POTLATCH CORPORATION

	By:	/s/ Lorrie D. Scott
	Name:	Lorrie D. Scott
	Title:	Corporate Secretary

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